Exhibit 99.2

EMPLOYMENT AGREEMENT TERMINATION AND SEPARATION AGREEMENT

This Employment Agreement Termination and Separation Agreement (“Separation Agreement”) is made effective as of the 31st day of January 2022 by and between Timothy L. Jones (“Jones”) and RespireRx Pharmaceuticals, Inc. (“RespireRx” or the “Company”). Jones and RespireRx are referred to herein individually as “Party” and together as “Parties.”

WHEREAS, on May 6, 2020, the Parties entered into an Employment Agreement setting forth the terms and conditions of Jones’ employment with the Company (the “Original Employment Agreement”); and

WHEREAS, on July 31, 2020, the Parties entered into Amendment No. 1 to Employment Agreement setting forth certain amendments to the Original Employment Agreement (“Amendment No. 1”); and

WHEREAS, on September 27, 2021, the Parties entered into Amendment No. 2 to Employment Agreement setting forth certain amendments to the Original Employment Agreement, as amended by Amendment No. 1 (“Amendment No. 2” and, with the Original Employment Agreement as amended by Amendment No. 1, the “Employment Agreement”); and

WHEREAS, the Parties now desire to terminate the Employment Agreement as described below, effective as of the date first noted above, and replace and supersede as described herein, the Employment Agreement with this Separation Agreement; and

WHEREAS, the parties wish to address and fully resolve certain payment obligations that the Company has to Jones; and

WHEREAS the Parties agree that any outstanding grants of non-qualified options to purchase shares of RespireRx common stock, par value $0.001 (“Common Stock”) granted to Jones (the “Options”) shall continue to be subject to the terms of the respective stock, option or other equity plans pursuant to which they were granted and the related Options agreement, as appropriate; and

WHEREAS the Parties agree that any outstanding warrants to purchase Common Stock granted to Jones (the “Warrants”) shall continue to be subject to the terms of the respective warrants or warrant agreements as appropriate; and

WHEREAS the Parties desire to mutually release one another from liabilities existing prior to the effective date of this Separation Agreement, as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, and intending to be legally bound, the Parties hereby agree as follows:

1. Jones has delivered a letter of resignation simultaneously with the execution of the Agreement by which Jones has voluntarily resigned his position as President and Chief Executive Officer, without Good Reason (as defined in the Employment Agreement), effective as of the close of business on January 31st, 2022 (the “Separation Date”), and his employment with the Company ended on the Separation Date.

2. Jones has delivered a letter of resignation simultaneously with the execution of the Agreement by which Jones has voluntarily resigned as a member of the Board of Directors of RespireRx effective as of the close of business on January 31st, 2022, and the Parties agree that Jones membership on the Board of Directors concluded on that date.

3. RespireRx agrees to make payments to Jones up to a maximum of $789,266.79, less applicable deductions and withholdings, in accordance with and subject to the various conditions in Exhibit A (the “Payment”). The Parties agree that, upon making the Payment, and any other payments provided for in this Separation Agreement, Jones shall be deemed to have been compensated in full for all services that he provided to the Company (including as an employee of the Company) prior to the Separation Date, and RespireRx shall have not additional payment obligations to Jones (including as to severance or separation pay), whether under the Employment Agreement or otherwise.

4. RespireRx previously issued a payment to Jones in the amount of $30,500.00. RespireRx shall make payment of any related withholding taxes and any related interest and penalties, if any, in accordance with footnote 2 of Exhibit A.

5. Unless otherwise agreed in writing, all amounts due to Jones hereunder shall be made by wire transfer or ACH transfer or such other form of electronic payment, as arranged by the Parties in accordance with the following electronic funds transfer information, as may be updated, in writing, by Jones from time-to-time:

Timothy Lewis Jones

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

6. If any payment called for herein is more than thirty (30) days late and such late payment is not cured within thirty (30) days after Jones provides written notice, an Event of Default will be deemed to have occurred under this Agreement. “Written notice” for the purposes of this paragraph shall mean notice provided by Jones or his counsel, by email to Frank F. Velocci, Esquire, at frank.velocci@faegredrinker.com.

7. Upon the occurrence of an Event of Default under this Agreement, Jones shall have the right to enforce the terms of this Separation Agreement and, upon prevailing in any such action through a final, non-appealable order, shall be entitled to reimbursement of any reasonable fees and costs that he incurs in securing any such enforcement (including, but not limited to, Jones’ reasonable attorney’s fees), without further notice.

8. Jones specifically reaffirms his obligations with respect to Company Confidential Information (as defined in Section 3.1 of the Employment Agreement) and agrees that he shall immediately return such Confidential Information as provided in Section 3.1 of the Employment Agreement. The Company confirms that it is in possession of Confidential Information concerning Jones, and it agrees that it shall not disclose such information, except as the Company deems needed to its outside advisors for business purposes. Notwithstanding the foregoing, if any Confidential Information is required, by law or by court or administrative order or by order of a regulatory or self-regulatory organization, to be disclosed; the Party receiving such inquiry shall take all reasonable steps to preserve the privileged nature and confidentiality of the Confidential Information and give prompt written notice to the other Party of such required disclosure. For clarity, in the event the Party receiving such inquiry is requested or required (by oral questions, interrogatories, request for information, subpoena or similar process) to disclose any Confidential Information the Party receiving such inquiry shall provide to other Party, prompt notice of such requests so that the other Party may seek an appropriate protective order, other remedy and/or, in its sole discretion, waive compliance with this Agreement. The Party receiving such inquiry shall cooperate with the other Party in seeking any such protective order or other remedy, at other Party’s expense. If in the absence of a protective order or the receipt of a waiver, upon the written advice of counsel of its own choosing, the Party receiving the inquiry determines that it or its representatives are compelled to disclose any Confidential Information under penalty of contempt or liability, the Party receiving such inquiry, or its Representatives, may disclose such material without liability hereunder, but only such portion of the Confidential Information as the Party receiving such inquiry is advised in writing by its counsel that it is legally required to provide to comply with the request or requirement, and the Party receiving such inquiry will, in any event, exercise its best efforts to obtain assurance that confidential treatment will be accorded to that portion of Confidential Information that is being disclosed. In no event will a Party receiving such inquiry oppose action by the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

9. Jones agrees and covenants that he will not at any time, directly or indirectly, make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees, officers, shareholders, advisors, or any member of the Board. The Company agrees that its executive officers and directors will not at any time, directly or indirectly, make, publish or communicate to any person or entity outside of the Company or in any public forum any defamatory or disparaging remarks, comments, or statements concerning Jones. The restrictions in this Section do not, in any way, restrict or impede the Parties from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The terms of this Section shall survive for a period of three years after the Separation Date.

10. In consideration of the promises contained herein and intending to be legally bound, the Parties provide the following releases to each other:

a. Jones, for himself, his heirs, executors, administrators, successors, assigns, and legal and personal representatives, hereby unconditionally and irrevocably remises, releases, and forever discharges the Company; its affiliated and related entities; and all of their respective current and former officers, directors, shareholders, insurers, benefit plans, agents, employees, and attorneys (collectively, the “Company Released Parties”) from any and all claims, causes of action, liabilities, obligations, controversies, damages, lawsuits, debts, demands, costs, charges and/or expenses (including attorneys’ fees and costs) of any nature whatsoever, asserted or unasserted, known or unknown, suspected or unsuspected, that Jones ever had, now has or hereafter may have against the Company or any of the other Company Released Parties that arose at any time regarding any matter up to and including the date Jones executes this Agreement. Without in any way limiting the generality of the foregoing, Jones specifically acknowledges and agrees that the claims released herein include, to the maximum extent permitted by law, (i) all discrimination, retaliation, whistleblower, and wrongful termination claims; (ii) all claims arising under any federal, state or local statute, ordinance, or regulation, including but not limited to the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act, the Employee Retirement Income Security Act, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, retaliation claims under the New Jersey Workers’ Compensation Law, and any other employee-protective law of any jurisdiction that may apply, each as amended; (iii) all claims arising under any agreement, understanding, or contract, including the Employment Agreement; (iv) all claims arising under any common law, including any claims for breach of contract, constructive discharge, defamation, unjust enrichment, or negligent or intentional infliction of emotional distress; and (v) all claims arising out of or relating in any way to Jones’ employment with the Company Released Parties, the termination of that employment, Jones’ compensation arrangements or entitlements or equity holdings, and all attorneys’ fees and costs. Notwithstanding the foregoing, Jones does not release the Company Released Parties from any claims that may arise (x) under this Separation Agreement, or (y) based on facts or events occurring after the date of Jones’ execution of this Agreement. Further, Jones shall retain the Options and Warrants, subject to the terms of all applicable plans and agreements.

b. The Company, for itself and its affiliates, hereby unconditionally and irrevocably remises, releases, and forever discharges Jones from any and all claims, causes of action, liabilities, obligations, lawsuits, and demands of any nature whatsoever, asserted or unasserted, known or unknown, suspected or unsuspected, that the Company ever had, now has or hereafter may have against Jones that arose at any time regarding any matter up to and including the date the Company executes this Agreement. Notwithstanding the foregoing, the Company does not release Jones from any claims that may arise (x) under this Agreement, or (y) based on facts or events occurring after the date of the Company’s execution of this Agreement.

c. Notwithstanding the forgoing, the releases in this Section shall not apply to fraudulent or unlawful conduct by either Party, or any breach of fiduciary duty, except that, for clarity, the Parties agree that all compensation or pay-related claims are released in full by the above releases. Additionally, the above releases shall be void and of no effect upon an Event of Default, unless and until such event is cured in full.

11. No failure of any Party to exercise any of its rights hereunder shall be a waiver of the right to exercise that or any other right at any other time and from time to time thereafter.

12. This Separation Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New Jersey, without regard to the conflicts of laws doctrine of such state.

13. This Separation Agreement represents a compromise of claims achieved as a result of negotiations and shall not be construed or regarded as an admission of liability or fault by or in favor of either Party.

14. This Separation Agreement shall not be construed for or against either of the Parties, whether based on any rule of construction relating to the drafting of a document or otherwise, but rather shall be given a fair and reasonable interpretation based upon the plain language of this Separation Agreement and the expressed intent of the Parties, without regard to which of the Parties prepared this Separation Agreement.

15. The Parties acknowledge that the covenants contained in this Separation Agreement provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Separation Agreement.

16. Each party to this Separation Agreement acknowledges that it has had the benefit of advice from competent legal counsel, and by this Section has been advised to consult with such counsel, with respect to the decision to enter into this Separation Agreement.

17. Each Party to this Separation Agreement represents that it is duly authorized to execute this Separation Agreement having obtained all approvals and consents necessary to take said actions. Each Party to this Separation Agreement represents that it is not breaching or interfering with any agreement, right or obligation to any person, entity, party or non-party by entering into this Separation Agreement.

18. Jones acknowledges that (a) he has carefully reviewed this Separation Agreement and that he enters into it knowingly and voluntarily; (b) the release provided in this Separation Agreement is in exchange for consideration that is in addition to anything to which Jones is already entitled; and (c) neither the Company, nor any of its employees, representatives or attorneys have made any representations or promises concerning the terms or effects of this Agreement other than those contained herein.

19. Jones acknowledges that he has been given a period of at least 21 days within which to consider the Separation Agreement, and the Parties agree that any changes to the Separation Agreement, whether material or immaterial, have not re-started the running of this period. Jones may revoke or cancel this Agreement within seven days after his execution of it by notifying the Company of his desire to do so in writing delivered to Jeff Margolis via electronic mail at jmargolis@respirerx.com, within the seven-day period. Jones understands and agrees that this Separation Agreement shall be void and of no effect if he revokes it. This Separation Agreement shall be effective on the eighth day after Jones’ execution of it, assuming that he has not first revoked the Separation Agreement and the Company countersigns it, and upon effectiveness of this Separation Agreement, Jones’ resignation date shall be effective as of January 31, 2022. The Parties acknowledge that the effective dates of the Separation Agreement and the Jones resignation are different dates.

20. This Separation Agreement represents the full agreement of the Parties with regard to the subject matter hereof and supersedes any and all other agreements (including the Employment Agreement), whether oral or written with respect to the terms and conditions of Jones’ employment and the termination thereof; provided, however, that Jones shall remain bound in all respects by Sections 3 (inclusive of subsections), 4 (inclusive of subsections), 8 (inclusive of subsections except subsection 8.1), 9 (inclusive of subsections), 10, 12, and 16 of the Employment Agreement.

21. Whenever possible, each provision of this Separation Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; however, if any term or provision (including any paragraph, sentence, clause or word) of this Separation Agreement shall be determined by the Court to be illegal, invalid or unenforceable for any reason, such term or provision shall be reformed if possible so as to most closely effectuate the Parties’ original intent and such determination shall not affect the remaining terms or provisions of this Separation Agreement, which shall continue in full force and effect.

22. This Separation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, including facsimile or scanned copies, but all of which together shall constitute one and the same instrument.

23. In the event of any form of merger, acquisition, takeover, restructure or any other form of material business transaction (“Material Transaction”) between RespireRx and another party, pursuant to which the RespireRx is not the surviving entity or control of RespireRx by virtue of 51% voting interest is transferred to or acquired by a single party or a group of parties acting together, or such control is transferred by contract, the terms of this Separation Agreement shall survive such change of control and the obligations hereunder shall become obligations of the surviving entity or RespireRx subject to a new control party.

24. RespireRx hereby grants Jones or a representative appointed by Jones, the right to review, at his own cost, an accounting for Cumulative Net Funding Received by RespireRx and payments made to Jones in accordance with the terms and conditions of the Separation Agreement. The right to review is reserved for two separate instances within any given calendar year, and is subject to one month notice by Jones to RespireRx provided in writing, in each instance. RespireRx hereby grants Jones’ chosen third-party financial auditing service(s) firm or representative the right, at Jones’ cost, to audit the calculation(s) of Cumulative Net Funding Received by RespireRx and payments made to Jones in accordance with the terms of this Agreement. The right to audit is reserved for two separate instances within any given calendar year and is subject one month notice by Jones to RespireRx provided in writing, in each instance. For clarity, Jones shall be entitled to two reviews and two audits in any given calendar year.

25. Jones shall provide reasonable cooperation as requested by the Company with respect to Company matters about which he has knowledge by virtue of his prior employment. To the extent the Company requests such cooperation, it shall reimburse Jones for any associated reasonable expenses that he incurs in connection therewith. Company will provide reasonable cooperation as requested by Jones with respect to Company matters related to his prior employment for which he retains an ongoing vested financial interest. To the extent such cooperation by either Jones or the Company involves the transmission of material non-public information from one Party to the other Party, the Parties acknowledge that they are aware (and, if applicable, that their Representatives who are apprised of this matter have been advised) that the United States securities laws prohibit any person who has material non-public information about a company or its securities from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Jones covenants to refrain from purchasing or selling securities of the Company while in possession of material non-public information and from communicating material non-public information about the Company or its securities in violation of such securities laws.

By signing this Agreement, timothy jones acknowledges that he DOES SO Voluntarily after carefully reading and fully understanding EACH provision and all of the effects of this agreement, which includes a release of known and unknown claims and Restricts future legal action against respireRX pharmaceuticals Inc. and other released parties

AGREED AND ACCEPTED THAT JONES’ RESIGNATION IS EFFECTIVE AS OF JANUARY 31, 2022 AND THAT EFFECTIVENESS OF THIS SEPARATION AGREEMENT SHALL BE EIGHT DAYS AFTER THE DATE OF JONES’ SIGNATURE BELOW, UNLESS EARLIER REVOKED.

TIMOTHY L. JONES		RESPIRERX PHARMACEUTICALS INC.

BY:	/s/ Timothy L. Jones	BY:	/s/ Jeff Eliot Margolis
	Timothy L. Jones		Jeff Eliot Margolis
SVP, CFO, Treasurer, Secretary

	February 8, 2022		February 8, 2022
	Date signed		Date signed

EXHIBIT A

Monthly Gross Payment Amount Subject to Withholding Taxes as appropriate(1) (2)(3) (4) (5)	Cumulative Net Funding Received From Any Source (commencing January 1st 2022)

RespireRx’s discretion	$0 – $199,999
$2,000	$250,000
$4,000	$350,000
$6,000	$500,000
$8,000	$750,000
$10,000	$1,000,000
$15,000	$2,000,000
$20,000	$3,500,000
$35,000	$5,000,000
$50,000	$6,500,000
All of the remaining outstanding amount due PAID IN FULL	$8,000,000

(1)	For the avoidance of any doubt, once a Cumulative Net Funding threshold is reached, the respective Monthly Gross Payment Amount will be triggered and will continue until the next Cumulative Net Funding threshold is reached, at which time the new associated Monthly Gross Payment Amount will be triggered until the next Cumulative Net Funding threshold is reached, which pattern shall continue until the total amount due is paid in full or until a lump sum payment amount is achieved as described in footnotes (3) (4) (5)), whichever comes first.
(2)	Does not include amounts due pursuant to Section 4 which are due and payable as soon as practical after at least $500,000 net funds have been raised, but no later than December 31, 2022 regardless of amount of net funds raised.
(3)	If RespireRx makes cumulative Monthly Gross Payment Amounts of a minimum of $450,000 pursuant to Section 3 on or before June 30, 2023, no further amounts shall be due and payable pursuant to Section 3, and if all amounts due pursuant to Section 4 have been previously paid, all obligations of RespireRx shall be deemed to have been satisfied and the payment obligations of RespireRx with respect to this Separation Agreement shall terminate.
(4)	If RespireRx makes cumulative payments of a minimum of $500,000 pursuant to Section 3 on or before December 31, 2023, no further amounts shall be due and payable pursuant to Section 3, and if all amounts due pursuant to Section 4 have been previously paid, all obligations of RespireRx shall be deemed to have been satisfied and the payment obligations of RespireRx with respect to this Separation Agreement shall terminate.
(5)	If RespireRx makes cumulative payments of a minimum of $600,000 pursuant to Section 3 on or before June 30, 2024, no further amounts shall be due and payable pursuant to Section 3, and if all amounts due pursuant to Section 4 have been previously paid, all obligations of RespireRx shall be deemed to have been satisfied and the payment obligations of RespireRx with respect to this Separation Agreement shall terminate.

TLJ JEM